Exhibit 10.3


                               [SLS] LOUDSPEAKERS
                               3119 SOUTH SCENIC
                             SPRINGFIELD, MO 65807
                      (417) 883-4549 * FAX (417) 883-2723
                      -----------------------------------
                         web site: slsloudspeakers.com
                       e-mail: sales@slsloudspeakers.com

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (the "Agreement") is effective as of this 22nd Day of January, 2002 ("Effective Date") by and between Thomas Panos (hereinafter, "Purchaser"), and SLS INTERNATIONAL, INC., a public company organized under the laws of the State of Delaware (the "Company").

WHEREAS, the Company and the Purchaser have agreed this date that Purchaser will become a consultant to the Company under the terms of a Consulting Agreement, the Consulting Agreement); and WHEREAS, Purchaser desires to acquire 100,000 shares of common stock in the Company (the Shares);

WHEREAS, the Company deems it to be in the best interests of the Company to issue and sell the Shares to Purchaser, subject to the terms and restrictions set forth below;

NOW, therefore, the parties hereto, intending to be legally bound hereby, in consideration of the premises and the mutual covenants contained herein, do hereby agree as follow:

1. Purchase and Sale of Shares. Purchaser hereby subscribes to purchase, and the Company hereby agrees to issue, sell and deliver to Purchaser, the Shares at a price of ten (10) cents per share, upon receipt of a negotiable check from Purchaser in the sum of $1,000.00 and receipt of Purchaser's executed promissory note in the principal amount of $9,000 due January 22, 2003, bearing no interest during the term hereof, but bearing interest at the per annum rate of six per cent (6%), during any period after the due date hereof that the principal, or any part thereof, remains unpaid. The 100,000 shares issued by Company and to be sold to Purchaser hereunder shall be free trading, registered shares of common stock in the Company; provided, however, that the shares shall bear a legend restricting the shares from being sold, traded or otherwise disposed of at any time by purchaser prior to the expiration of six (12) months from the Effective Date hereof ("Legend").

2. Representations and Warranties of Purchaser and Company. Purchaser and Company hereby represent and warrant as follows:

(a) Enforceability. This Agreement constitutes the legal, valid and binding obligations of Purchaser and Company, enforceable in accordance with its terms.

(b) Residency. Purchaser is a bona fide resident of California. Company is incorporated under the laws of the State of Delaware.

(c) Securities Matters.

(i) The Shares are being acquired by Purchaser for investment for his own account, not as a nominee or agent, and not with a view to the present sale or distribution of all or any part thereof; and Purchaser has no present intention of selling, granting participation in or otherwise distributing the same in violation of the agreed upon legend restriction that the Shares cannot be sold for twelve (12) months after the Effective Date hereof. Purchaser represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares, in violation of applicable securities laws.

(ii) Company agrees to promptly remove the Legend restricting sale, trade or disposal of the Shares at the expiration of the Legend, and, thereupon, Company shall ensure that Purchaser's Shares are registered, unrestricted and tradeable shares. Company agrees that after Company has removed the legend restricting


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sale of the Shares until after six (6) months from the Effective Date hereof,
Purchaser shall be free to sell, transfer or otherwise dispose of the Shares. Company does not, however, guarantee that its shares will still be trading on any public market or that the volume of trading will permit Purchaser to successfully trade and/or sell the shares at such time.

(iii) Piggyback Registration. The Company represents to Purchaser that should the Shares lose their registration rights for any reason, that with respect to said Shares, Company agrees that if the Company files any Registration Statement with the SEC with respect to any other shares of Company's stock that Company shall attempt to register those said Shares, and hereby grants to Purchaser piggyback registration rights for his Shares. Should Company provide any current or future holders of the Company's shares any piggyback registration rights, as such term is commonly known in connection with United States securities offerings, the Company covenants that it will provide comparable rights to Purchaser with respect to the Shares, should future re-registration of the Shares ever become necessary.

3. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, other than its laws relating to the choice of governing law.

4. Amendments. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated exceptby an instrument in writing signed by both parties to this Agreement.

5. Counterparts. The Agreement will be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Entire Agreement. The Agreement constitutes the entire agreement between the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants exceptas specifically set forth herein. The terms of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties exceptto the extent assignability is limited herein.

IN WITNESS WHEREOF, the undersigned have executed this agreement effective as of the date above indicated.

Thomas Panos ("Purchaser")

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SLS INTERNATIONAL, INC.
("Company")
John Gott Chairman and CEO

/s/ John Gott      1/22/02

SIMPLE PROMISSORY NOTE

$9,000.00
January 22, 2002
San Francisco, Ca.

I, Thomas Panos, residing at 164 Oak Road, Alamo, Ca. 94997 does hereby promise to pay to SLS INTERNATIONAL, INC. ("SLS") the sum of $9,000.00 on or before January 22, 2003 ("due date"), or earlier in the event I sell any of the shares of SLS INTERNATIONAL, INC. purchased by me as of the same date hereof prior to the said due date, at a place to be designated in writing by SLS, and if, none, then at its company's offices located at 3119 S. Scenic, Springfield, Mo. 65807.

This note shall be free of interest provided the principal balance hereof is paid to SLS on or before the due date hereof.In the event that the principal balance, in whole or in part, is not paid by the due date hereof,interest on any unpaid principal balance shall accrue and be payable at the simple rate of six percent (6%) per annum.

Should SLS be forced to file a lawsuit against me to collect any amounts rightfully owned to SLS hereunder, I promise to further pay to SLS any reasonable costs of collection, including any reasonable attorneys fees, incurred and actually paid by SLS to enforce this Promissory Note.

Thomas Panos

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